EMPLOYMENT AGREEMENT

                                      with

                               Wilfred Kopelowitz

      AGREEMENT entered into as of the 29th day of September 2000 between Wilfred Kopelowitz (the "Employee") and Ambient Corporation, a Delaware corporation ("Ambient" or the "Company").

                               W I T N E S S E T H

      WHEREAS, the Company desires to engage the Employee for the Company upon the terms and conditions contained herein; and

NOW THEREFORE, in consideration of the premises and mutual agreements hereinafter contained, the parties hereto agree as follows:

1. Engagement & Duties

      1.1 With effect from the effective date (as defined in Section 2), the Company employs Employee and Employee accepts employment with the Company as its Chief Financial Officer, upon the terms and conditions set forth herein. The Employee shall perform faithfully and diligently the duties customarily performed by persons in the position for which Employee is engaged. Employee shall devote Employee's full business time and efforts to rendition of such services and to the performance of such duties as are set forth herein.

      The Employee shall further have such duties and responsibilities commensurate with his position as may be assigned to him from time to time by the Company.

      1.2 The Employee's authority shall be subject to the authority of the Chief Executive Officer to whom the Employee shall report.

      1.3 The Parties acknowledge and agree that the nature of the Employee's duties hereunder will also require substantial domestic and possible international travel.

2. Term

2.1 Employee's employment under this Agreement shall be deemed to have commenced on September 15, 2000 (the "Effective Date") and shall end on the earlier of:
(i) the death or disability (as defined herein ) of the Employee, (ii) termination of Employee's employment with cause (as defined herein); (iii) termination by the Company without cause upon two (2) months prior written notice; (iv) two (2) years from the date

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of this Agreement. After the expiration of such initial term (other than for reasons set forth in clauses (i), (ii) and (iii), this Agreement shall automatically renew (unless either party gives notice of its intention to terminate this Agreement at the end of such term at least 60 days prior to the end of such term) for additional one year terms without the need for any action by the parties.

      Notwithstanding the foregoing, in the event that Company shall have terminated this Agreement without cause, upon the request of the Company the Employee shall vacate his position and the premises on a date specified by the Company which is earlier than the end of the notice period specified in (iii) above upon payment to Employee, in one lump sum on the effective date of termination, the amount of Gross Salary payable under Section 3.1 from the effective date of termination until the end of such notice period.

      2.2 For the purpose of this paragraph 2, "disability" shall mean any physical or mental illness or injury as a result of which Employee remains absent from work for a period of two (2) successive months, or an aggregate of two (2) months in any twelve (12) month period. Disability shall occur at the end of any such period.

      2.3 The Company shall have the right to terminate for "Cause" upon notice to the Employee only in the event of (a) a failure by the Employee substantially to perform his duties hereunder, or (b) a failure by the Employee to substantially comply with the lawful and proper instructions of the Chief Executive Officer or the Board, or (c) Employee's illegal or unethical acts or conduct which causes material harm or loss to the Company or otherwise brings notoriety to the Company or has a material adverse effect on the name or public image of the Company, provided, however that with respect to clauses (a), (b) and (c) the foregoing shall not constitute "Cause" if Employee, after being notified in writing by the Company of the particular acts or circumstances of such material breach, cures such failure within 30 days after receipt of such notice (if such failure is reasonably susceptible to cure).

      2.4 During the period following notice of termination until the effective date of termination by either party for whatever reason, the Employee shall cooperate with the Company and use his best efforts to assist the integration into the Company the person or persons who will assume the Employee's responsibilities.

      2.5 Upon termination for cause, Employee shall be entitled to the compensation set forth as Gross Salary herein, prorated to the effective date of such termination and stock options which have vested under section 4, as full compensation for any and all claims of Employee under this Agreement.

      2.6 If this Agreement and the employment hereunder is terminated by the Company for any reason other than "Cause", then Employee shall be entitled to a cash payment equal to Employee total annual Gross Salary then payable as of the date of termination payable in one lump-sum within 10 days following the effective date of termination.

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3. Remuneration

      Salary. During the term hereof, and subject to the satisfactory performance of the services required to be performed hereunder by Employee, the Company shall pay to the Employee for all services rendered hereunder as salary for the period from the Effective Date through the first anniversary thereof, payable in accordance with the Company's normal payroll practices, the amount of $135,000 per annum (the "Gross Salary"), less required deductions for state and federal withholding tax, social security and other employee taxes. For the period commencing on the fist anniversary of the Effective Date and continuing through the scheduled expiration of the employment hereunder, the Gross Salary shall be increased to $155,000 per annum.

4. Stock Options

      4.1 As additional consideration, upon (and subject to) the adoption by the Company's stockholders of a new company stock option incentive plan, the Company shall cause to be issued to the Employee options to purchase up to 240,000 of the Company's Common Stock (the "Options"), of which options for 90,000 shares shall be fully vested on issuance and exercisable at an exercise price per share of $1.00 and options for 75,000 shares shall vest on the first anniversary of the Effective Date and options for the remaining 75,000 shares shall vest on the second anniversary of the Effective Date, in each case at an exercise price per share of $2.00, subject to Employee's continuing employment hereunder. The terms of such options shall be reflected in a separate option agreement to be entered into by the parties.. The Company represents to the Employee that it intends to file under the Securities Act of 1933, as amended, a registration statement on Form S-8 respecting the resale of common stock issuable under such company stock option incentive plan.

            4.1.1 . If during the term of this agreement Employer issues shares of its common stock ("Common Stock"), Employee shall be entitled to receive additional options to purchase shares of Common Stock at a price to be determined by the Board of Directors and in an amount necessary to maintain Employee's fully diluted percentage ownership of the issued and outstanding shares of Common Stock had the Option granted pursuant to this
      Section 4.1 been exercised upon its grant.

      4.2 In the event of a "Change in Control" whereby:

      (i) A person (other than a person who is an officer or a director of the Company on the Effective Date), including a "group" as defined in Section 13 of the Securities Exchange Act of 1934, becomes, or obtains the right to become, the beneficial owner of Company securities having 30% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of Company directors;

      (ii) Company consummates a merger in which it is not the surviving entity;

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      (iii) substantially all of the Company's assets are sold; or

      (iv) Company's stockholders approve the dissolution or liquidation of the Company,

then, all stock options, warrants and stock appreciation rights, including the Options ("Rights"), granted by the Company to Employee under any plan prior to the effective date of the Change in Control, shall become vested, accelerate and become immediately exercisable at an exercise price per share of $0.01, adjusted for any stock splits and capital reorganizations having a similar effect, subsequent to the effective date hereof.

5. Fringe Benefits.

      5.1 Vacation. Employee shall be entitled to an aggregate of 15 business days of paid vacation per year, during the term hereof, prorated for any portion of a year to date of termination. The timing and duration of any vacation shall be as agreed upon by the parties. In addition to the foregoing, the Employee shall be entitled to paid vacation for the following legal holidays in the
United: New Year's, President's Day, Memorial Day, July 4, Labor Day, Thanksgiving Day (Thursday and Friday), and Christmas; and during the holidays of Rosh Hashana, Yom Kippur, first two days and last two days of Succot, Passover and Shavuot.

      5.2 No Accumulation. The Employee shall not be entitled to accumulate unused vacation or sick leave or other fringe benefits from year to year without the written consent of the Company. Further, Employee shall not be entitled to receive payments in lieu of any compensation or payment for or in lieu of said fringe benefits prorated to the date of termination of this Agreement.

6. Development Rights

      The Employee agrees and declares that all proprietary information including but not limited to trade secrets, know-how, patents and other rights in connection therewith developed by or with the contribution of Employee's efforts during his employment with the Company shall be the sole property of the Company. Upon the Company's request (whenever made), Employee shall execute and assign to the Company all the rights in the proprietary information.

7. Employee Representations

      The Employee represents and warrants to the Company that the execution and delivery of this Agreement and the fulfillment of the terms hereof (i) will not constitute a breach of any agreement or other instrument to which Employee is party, (ii) does not require the consent of any person, and (iii) shall not utilize during the term of his employment any proprietary information of any third party, including prior employers of the Employee.

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8. Confidentiality

      8.1 The term "Information" as used in this section means any and all confidential and proprietary information including but not limited to any and all specifications, formulae, prototypes, software design plans, computer programs, and any and all records, data, methods, techniques, processes and projections, plans, marketing information, materials, financial statements, memoranda, analyses, notes, and other data and information (in whatever form), as well as improvements and know-how related thereto, relating to the Company or its products. Information shall not include information that (a) was already known to or independently developed by the Employee prior to its disclosure as demonstrated by reasonable and tangible evidence satisfactory to the Company;
(b) shall have appeared in any printed publication or patent or shall have become part of the public knowledge except as a result of breach of this Agreement by the Employee or similar agreements by other Company employees (c) shall have been received by the Employee from another person or entity having no obligation to the Company or (d) is approved in writing by the Company for release by the Employee.

      8.2 The Employee agrees to hold in trust and confidence all Information disclosed to Employee and further agrees not to exploit or disclose the Information to any other person or entity or use the Information directly or indirectly for any purpose other than for Employee's work with the Company.

      8.3 The Employee agrees to disclose the Information only to persons necessary in connection with Employee's work with the Company and who have undertaken the same confidentiality obligations set forth herein in favor of the Company. The Employee agrees to assume full responsibility for the confidentiality of the Information disclosed to Employee and to prevent its unauthorized disclosure, and shall take appropriate measures to ensure that such persons acting on his behalf are bound by a like covenant of secrecy.

      8.4 The Employee acknowledges and agrees that the Information furnished hereunder is and shall remain proprietary to the Company. Unless otherwise required by statute or government rule or regulation, all copies of the Information, shall be returned to the Company immediately upon request without retaining copies thereof.

9. Non-Compete.

      9.1 Employee will not, directly or indirectly, for his own account or as an employee, officer, director, consultant, joint venturer, shareholder, investor, or otherwise ( except of as an investor in a corporation whose stock is publicly traded and in which the Employee holds less than 5% of the outstanding shares) interest him/herself or engage, directly or indirectly, in the design, development, production, sale or distribution of any product or component that directly or indirectly competes with a product or component (i) being designed, produced, sold or distributed by the Company or any of its affiliates (ii) or to which the Company or any of its affiliates shall then have proprietary rights;

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provided such affiliates operate in a field directly related to the business of the Company or involve distribution or promoting of the Company's products or technology.

      9.2 Employee will not hire or otherwise contract the services of, whether directly or indirectly (i) an employee of the Company (ii) a former employee of the Company whose employment with the Company ended less than six months prior to the date of such hiring, or (iii) any corporation or entity in which such employee or former employee is an officer, director or shareholder holding 25% of the equity or is employed providing service to that corporation or entity.

      9.3 Employee's undertakings herein under section 9 shall be binding upon Employee's successors, heirs or assigns, and shall continue until the later of
(i) the expiration of one year from the date of execution of this Agreement or
(ii) the expiration of one year from the date the Employee last represented him/herself as an employee, agent or representative of the Company or any of its affiliates, subsidiaries or successors.

      9.4 Employee acknowledges that the restricted period of time specified under this section 9 are reasonable, in view of the nature of the business in which the Company is engaged and Employee's knowledge of the Company's business and products. If such a period of time or geographical location should be determined to be unreasonable in any judicial proceeding, then the period of time and area of restriction shall be reduced so that this Agreement may be enforced in such an area and during such a period of time as shall be determined to be reasonable by such judicial proceeding.

10. Miscellaneous

      10.1 Benefit & Assignment This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns. The rights and obligations of the Employee under this Agreement may not be assigned by the Employee.

      10.2 Entire Agreement This Agreement constitutes the entire understanding and agreement between the parties, and supersedes any and all prior discussions and agreements and correspondence, and may not be amended or modified in any respect except by a subsequent writing executed by both parties.

      10.3 Notices All notices or other communications hereunder shall be in writing and shall be sent to either party by hand or by Registered or Certified mail, postage prepaid, return receipt requested, or sent by telegram or facsimile to the address set forth in the Preamble to this Agreement or to such other address as the recipient may designate by notice in accordance with the provisions of this section.

      10.4 Applicable Law. This Agreement shall be interpreted, governed, construed and enforced according to the internal laws of the State of Delaware, without giving effect to its conflict of laws provisions.

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      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly signed as of the date stated above.

Ambient Corporation


By: s/ Mark S. Isaacson                  s/ Wilfred Kopelowitz
    ---------------------------          -----------------------------
Title: CEO                               Wilfred Kopelowitz